James R. Hagerty                                  888 17th Street NW, Suite 1000
jhagerty@kalbianhagerty.com                                Washington, DC  20006

(202) 223-5600 Telephone
(202) 223-6625 Facsimile

                                 March 7, 2006

Laurus Capital Management, LLC
825 Third Ave., 14th Floor
New York, New York 10022

                 Re:  GSE Systems, Inc., a Delaware Corporation

Ladies and Gentlemen:

     This firm has acted as counsel to GSE Systems, Inc., a Delaware Corporation (the "Company"), GSE Power Systems, Inc., a Delaware corporation ("GSE Power"), GSE Services Company LLC, a Delaware limited liability company ("Services"), GSE Erudite Software Inc., a Delaware corporation ("Erudite"), GSE Government and Military Simulation Systems, Inc., a Delaware corporation ("Military"), GSE Process Solutions, Inc., a Delaware corporation ("Process") and MSHI, Inc., a Virginia corporation ("MSHI," and together with Process, Military, Erudite, Services and GSE Power, the "Subsidiaries") in connection with the $5,000,000 credit facility between the Company, GSE Power and Laurus Master Fund, Ltd., a Cayman Islands company (the "Creditor") in the form of the following documents, all dated as of the date hereof: (i) a secured, non-convertible revolving note issued by the Company and GSE Power to the Creditor (the "Note"); (ii) a Security Agreement by and among the Creditor, the Company and GSE Power (the "Secur ity Agreement"); (iii) that certain Stock Pledge Agreement by and among the Creditor, the Company, GSE Power, MSHI and Process (the "Stock Pledge");
(iv) that certain Subsidiary Guaranty by and among the Creditor, the Company and its Subsidiaries ("Subsidiary Guaranty"); (v) that certain Common Stock Purchase Warrant by and among the Creditor and the Company (the "Warrant"); (vi) that certain Funds Escrow Agreement by and among the Creditor, the Company and Loeb & Loeb LLP (the "Escrow Agreement"); (vii) that certain Control Agreement Regarding Limited Liability Company Interests by and among the Creditor, the Company and Services (the "Control Agreement"); (viii) Authorizing Resolutions of each of GSE Power, Process, Erudite, Military, Services and MSHI (the
"Authorizing Resolutions"); (ix) that certain Disbursement Letter (the "Disbursement Letter"); that certain IP Assignment by and among the Creditor, the Company and GSE Power (the "IP Assignment"); (xi) that certain Registration Rights Agreement by and among the Creditor and the Company (the "Registration Rights"); and (xii) that certain Post-Closing Letter (the "Post-Closing Letter").

     For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

     1. Certificate of Incorporation of the Company, as amended through the date hereof;

     2.   Bylaws of the Company as amended through the date hereof;

     3. Certificate of Good Standing for the Company issued by the State of Delaware;

     4. Certificate of Good Standing for the Company issued by the State of Maryland;

     5. Resolutions of the Board of Directors of the Company with respect to the transactions referred to herein;

     6. A certificate of the Secretary of the Company, dated March 1, 2006, as to the incumbency and signatures of certain officers of the Company;

     7. Certificate of Incorporation of GSE Power, as amended through the date hereof;

     8.   Certificate of Good Standing of Power;

     9. Certificate of Incorporation of Process, as amended through the date hereof;

     10.  Certificate of Good Standing of Process;

     11. Certificate of Incorporation of Erudite, as amended through the date hereof;

     12.  Certificate of Good Standing of Erudite;

     13. Certificate of Incorporation of Military, as amended through the date hereof;

     14.  Certificate of Good Standing of Military;

     15. Certificate of Formation of Services, as amended through the date hereof;

     16.  Certificate of Good Standing of Services;

     17.  Articles of Incorporation of MSHI, as amended through the date hereof;

     18.  Certificate of Good Standing of MSHI;

     19.  Security Agreement, dated as of March 6, 2006;

     20.  Note, dated as of March 6, 2006;

     21.  Warrant dated as of March 6, 2006;

     22.  Registration Rights, dated as of March 6, 2006;

     23.  Control Agreement, dated as of March 6, 2006;

     24.  Escrow Agreement, dated as of March 6, 2006;

     25.  Disbursement Letter, dated as of March 6, 2006;

     26.  Subsidiary Guaranty, dated as of March 6, 2006;

     27.  IP Assignment, dated as of March 6, 2006;

     28.  Stock Pledge, dated as of March 6, 2006; and

     29.  Authorizing Resolutions, dated as of March 6, 2006.

     The Security Agreement, the Note, the Warrant, the Registration Rights, the Control Agreement, the Escrow Agreement, the Subsidiary Guaranty, the Disbursement Letter, the Stock Pledge, the IP Assignment, the Post Closing Letter and the Authorizing Resolutions are hereinafter referred to individually as a "Transaction Document" and collectively as the "Transaction Documents." In our examination of the Transaction Documents and the other Documents, we have assumed the genuineness of all signatures (other than those of the Company and the Subsidiaries), the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The opinion letter is given, and all statements herein are made, in the context of the foregoing.

     In addition to the above stated  assumptions and limitations,  the opinions
which  follow  are  subject  to  the  following   additional   assumptions   and
limitations:

     1. The undersigned has assumed the organization, existence, good standing, qualification (to do business) and capacity of the Creditor, and that the Creditor has the right, power and authority to enter into this transaction;

     2. The undersigned has assumed that there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the
          Transaction  Documents,   and  the  conduct  of  all  parties  to  the
          Transaction Documents has complied with any requirements of good faith, fair dealing and conscionability;

     3. There are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealings among the parties to the Transaction Documents that would, in either case, define, supplement or qualify the terms of the Transaction Documents; and

     4. This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) United States Federal Law; (ii) the General Corporation Law of the State of Maryland; (iii) the Virginia Code; and (iv) the General Corporation Law of the State of Delaware.

     Based upon such examinations and the assumptions and limitations stated above, and in the undersigned's capacity as counsel for the Company, the undersigned is of the opinion that:

     1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and possess all requisite power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted, and to execute, deliver and perform its obligations under the Transaction Documents;

     2. The Company is duly qualified and in good standing to do business as a foreign corporation in Maryland;

     3. The Company has full and requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents;

     4. The authorization, execution and delivery by the Company of each of the Transaction Documents, and the performance of all obligations thereunder, has been duly authorized by all necessary corporate action on behalf of the Company;

     5. Each of GSE Power, Process, Erudite and Military is a corporation, duly organized and in good standing under the laws of the State of Delaware, possesses all power and authority to own, operate and lease its properties and to carry out its business as it is now being conducted and to execute, deliver and perform its obligations under the Transaction Documents;

     6. The authorization, execution and delivery by the Subsidiaries of each of the Transaction Documents, and the performance of all obligations thereunder, has been duly authorized by all necessary corporate action on behalf of each of the Subsidiaries;

     7. MSHI is a corporation, duly organized and in good standing under the laws of the Commonwealth of Virginia, and MSHI possesses all requisite power and authority to own, operate and lease its properties, to carry out its business as it is now being conducted and to execute, deliver and perform its obligations under the Transaction Documents;

     8.   Except  as  set  forth  in the  Transaction  Documents,  there  are no actions, suits proceedings or investigations pending or, to our knowledge, threatened against the Company or any of the Subsidiaries before any court or administrative agency where such action, suit or proceeding: (a) either individually or in the aggregate would have material adverse effect on the business, assets, liabilities, financial condition, or results of the operations of the Company or the Subsidiaries; (b) calls into question the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto; or (c) seeks to prevent the consummation of the transactions contemplated by the Transaction Documents. To our knowledge neither the Company nor any of the Subsidiaries is a party to or subject to the provisions of any order, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, proceeding or investigations by the Company or the Subsidiaries, or any actio n, proceeding or investigation that the Company or the Subsidiaries intends to initiate;

     9. No approval or consent of, or registration, filing or other action with any state or federal governmental authority, is required to be obtained or made by the Company and the Subsidiaries under applicable federal law or applicable state law in connection with the execution, delivery and performance on the date hereof by the Company and the Subsidiaries of each of the Transaction Documents, except for (a) the authorizations which have previously been obtained, taken or made and
          (b) filings such as may be required to be filed pursuant to applicable federal and state securities laws subsequent to the consummation of the transactions contemplated by the Transaction Documents;

     10. Neither the execution and delivery of, nor the performance by the Company and its Subsidiaries of its obligations under the Transactions Documents, including without limitation, the Company's issuance and delivery of the Warrant will, with or without the giving of notice or the passage of time or both,: (a) violate, conflict with, or result in a breach or default under any provision of the Certificate of Incorporation of such entity, as amended through the date hereof, or Bylaws of such entity, (b) violates any judgment, decree, governmental order, statute, law, rule or regulations to which the Company or any Subsidiary is subject including, without limitation, any applicable state law pertaining to permissible interest rates, (c) results in a violation, breach or default by the Company (or gives rise to any right of termination, cancellation or acceleration) under conditions or provisions of any material agreement, or (d) violate any Delaware, Maryland, Virginia or federal law;

     11. No taxes, fees or other charges, including without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges are payable to any governmental or regulatory body on account of the execution or delivery of the Warrants;

     12. Assuming the accuracy of the representations and warranties of the Creditor contained in the Security Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act. To our knowledge, neither the Company, nor any of the Subsidiaries, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Security Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions;

     13. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     14. The authorized capital stock of the Company is as described in the Transaction Documents. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of any preemptive or similar rights. To our knowledge, except for rights described in the
          Transaction Documents or the incorporated SEC filings, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities of the Company, or any other agreements to issue any such securities or rights;

     15. The Common Stock underlying the exercise of the Warrant, when issued pursuant to and in accordance with the terms of the Transaction Documents and upon delivery shall be validly issued and outstanding, fully paid and non assessable;

     16. Nothing has come to our attention that has caused us to believe that the Transaction Documents, at the date thereof, or any of the Company's public filings with the Securities and Exchange Commission (the "SEC"), at the date they were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     17. The Security Agreement and the Ancillary Agreements will constitute, valid and legally binding obligations of each Company and the Subsidiaries (to the extent such entity is a party thereto), and are enforceable against the Company and the Subsidiaries party thereto in accordance with their respective terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable or legal remedies;

     18. To our knowledge, the issuance of the Note is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. To our knowledge, the issuance of the Warrant and the subsequent exercise of the Warrant for shares of Common Stock are not subject to any preemptive rights or, to our knowledge, rights of first refusal that have not been properly waived or complied with;

     19. The terms and provisions of the Security Agreement and the Stock Pledge create a valid security interest in favor of the Creditor, in the respective rights, title and interests of the Company and the Subsidiaries in and to the Collateral (as defined in each of the Security Agreement and the Stock Pledge). The terms and provisions of the IP Assignment create a valid security interest in favor of the Creditor in the respective rights, title and interests of the Company and the Subsidiaries in and to the T + P Collateral (as defined in the IP Assignment). The terms and provisions of the Control Agreement create a valid security interest in favor of the Creditor in the rights, title and interests of the Company in the Issuer's Pledged Interests (as defined in the Control Agreement). Each UCC-1 Financing Statement naming the Company and the Subsidiaries as debtor and Laurus as secured party are in proper form for filing and assuming that such UCC-1 Financing Statements have been filed with the Secretary of State of Delaware, Maryland or Virginia, the security interest created under the Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of the Creditor in respect of the Collateral that can be perfected by filing a financing statement. After giving effect to the delivery to the Creditor of the stock certificates representing the ownership interests of each Subsidiary of each Company (together with effective endorsements) and assuming the continued possession by the Creditor of such stock certificates in the State of New York, the security interest created in favor of the Creditor under the Stock Pledge and the Control Agreement constitutes a valid and enforceable first perfected security interest in such ownership interests (and the proceeds thereof) in favor of the Creditor, subject to no other security interest. No filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest cre ated under the Stock Pledge Agreement or the Control Agreement in respect of such ownership interests; and

     20. The "Lockbox Control Agreement", dated as of March 6, 2006, among the Creditor, each Company and Wachovia Bank, N.A. is sufficient to give the Creditor "control" within the meaning of Section 9-104 of the Maryland Commercial Law Code over the lockbox deposit account(s) referenced therein, as a result thereof, the Creditor's security interest in such lockbox deposit accounts (and funds therein) is perfected.

     The foregoing opinions are limited in all respects and for all purposes to applicable federal and state laws (excluding the principles of conflict-of-laws or choice-of-laws) as presently in effect. To the extent the matters covered hereby relate to the laws of any other jurisdiction, the undersigned has not consulted with legal counsel who are experts with respect to such laws and the undersigned expresses no opinion on the laws of such jurisdiction(s) might affect the opinions expressed in this opinion letter.

     The undersigned assumes no obligation to supplement this opinion letter if any of the applicable laws (statutory, decisional or other) or any of the underlying facts or circumstances changes in any way. This opinion is based upon and relies upon the current status of law and in all respects is subject to, and may be limited by, future legislation as well as by developing case laws, statutes, ordinances, rules and regulations and facts, all as in existence on this date, and the undersigned expresses no opinion as to the effect which any future amendments, changes, additions, or modifications thereof may have upon the future performance or enforceability of the Transaction Documents.

     While this opinion letter is given as of the date hereof, it is based upon certifications of various facts as of the dates referenced herein, and does not cover any matters arising at any time subsequent thereto, unless otherwise expressly stated herein. Nothing has come to the undersigned's attention subsequent to the date hereof which should cause the undersigned to doubt the continued state of facts as therein certified.

     The foregoing opinions are limited to matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the opinions expressly so stated. The foregoing opinions are legal opinions only and do not constitute a guaranty or warranty of matters discussed therein.

     This opinion shall run solely to the Creditor and its counsel. This opinion letter may not be quoted or relied on (or claim of reliance) by, nor copies delivered to, any other person or used for any other purpose without the express prior written consent of the undersigned in each instance.



                                KALBIAN HAGERTY, LLP


                                By:_____________________
                                Name: James R. Hagerty, Esq.